UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2016 (January 12, 2016)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (817) 761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual shareholders meeting was held on January 12, 2016. At that meeting, the shareholders voted to elect all the nominees to our board of directors as follows:

		Votes
Nominees	Votes For	Withheld
Gerald G. Ermentrout	9,720,855	262,439
Christopher T. Fraser	9,748,520	234,774
James F. Gentilcore	9,761,566	221,728
George W. Gilman	9,759,943	223,351
Robert Harrer	9,760,783	222,511
John C. Hunter, III	9,710,947	272,347
Fred C. Leonard, III	5,373,881	4,609,413
Karen A. Twitchell	9,762,417	220,877

The foregoing persons compose our full board of directors.

The shareholders also voted to approve the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016. The vote was 10,943,383 for, 19,431 against and 15,399 abstentions. The shareholders also voted to approve our executive compensation.  The vote was 9,810,042 for, 89,922 against, 83,330 abstentions and 994,919 broker non-votes.  The shareholders also voted to approve our 2016 Long-Term Incentive Plan.  The vote was 9,409,132 for, 552,687 against, 21,475 abstentions and 994,919 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Christopher T. Fraser	Date: January 13, 2016
Christopher T. Fraser,
President and Chief Executive Officer